As filed with the Securities and Exchange Commission on February 21, 2019

File No. 811-09869

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 [X]

Amendment No.	34	[X]

FRANKLIN FLOATING RATE MASTER TRUST
(Exact Name of Registrant as Specified in Charter)

ONE FRANKLIN PARKWAY, SAN MATEO, CA 94403-1906
(Address of Principal Executive Offices) (Zip Code)

(650) 312-2000
Registrant's Telephone Number, Including Area Code

Craig S. Tyle, One Franklin Parkway San Mateo, CA 94403-1906
(Name and Address of Agent for Service of Process)

Please send Copy of Communications to:
Bruce G. Leto, Esq.
Stradley, Ronon, Stevens & Young, LLP
2600 One Commerce Square
Philadelphia, PA 19102

EXPLANATORY NOTE

This Amendment No. 34 (Amendment) to the Registration Statement of Franklin Floating Rate Master Trust (Registrant) on Form N-1A (File No. 811-09869) relates to the Parts A of Franklin Floating Rate Master Series, Franklin Middle Tier Floating Rate Fund and Franklin Lower Tier Floating Rate Fund, each a series of the Registrant (each, a Fund and together, the Funds).

The Amendment is being filed under the Investment Company Act of 1940, as amended (1940 Act), to amend and supplement Amendment No. 32 to the Registrant’s Registration Statement on Form N-1A filed with the U.S. Securities and Exchange Commission on November 30, 2018 under the 1940 Act (Accession No. 0001379491-18-006203) (Amendment No. 32), as pertaining to the Parts A of the Funds set forth above.  The Parts A and the Parts B of the Funds, as filed in Amendment No. 32, are incorporated herein by reference.

The shares of the Funds are not registered under the Securities Act of 1933, as amended (1933 Act), because each Fund issues its shares only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the 1933 Act. Shares of each Fund are sold only to “accredited investors,” as defined in Regulation D under the 1933 Act. This Amendment is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the 1933 Act.

SUPPLEMENT DATED FeBRUARY 21, 2019

TO THE CURRENTLY EFFECTIVE PARTS A

OF EACH OF THE FUNDS LISTED BELOW

FRANKLIN FLOATING RATE MASTER SERIES

FRANKLIN MIDDLE TIER FLOATING RATE FUND

FRANKLIN LOWER TIER FLOATING RATE FUND

(series of Franklin Floating Rate Master Trust)

The Parts A are amended as follows:

I.  Effective March 1, 2019, the Franklin Floating Rate Master Series “Item 5. Management” section in of the Part A is replaced with the following:

Portfolio Managers

Reema Agarwal, CFA  Senior Vice President of Advisers and portfolio manager of the Fund since January 2019.

Justin Ma, CFA   Portfolio Manager of Advisers and portfolio manager of the Fund since 2013.

Margaret Chiu, CFA  Portfolio Manager of Advisers and portfolio manager of the Fund since March 2019.

II.  Effective March 1, 2019, the Franklin Middle Tier Floating Rate Fund and Franklin Lower Tier Floating Rate Fund “Item 5. Management” section in of the Part A is replaced with the following:

Portfolio Managers

Reema Agarwal, CFA  Senior Vice President of Advisers and portfolio manager of the Fund since January 2019.

Justin Ma, CFA   Portfolio Manager of Advisers and portfolio manager of the Fund since 2013.

Alex G. Yu, CFA  Portfolio Manager of Advisers and portfolio manager of each Fund since 2016.

Margaret Chiu, CFA  Portfolio Manager of Advisers and portfolio manager of the Fund since March 2019.

III.  Effective March 1, 2019, the listed portfolio managers of Franklin Floating Rate Master Series in “Item 10(a)(2). Management, Organization, and Capital Structure – Portfolio Manager” section of the Part A is replaced with the following:

The Fund is managed by a team of dedicated professionals focused on investments in income-producing floating interest rate corporate loans and corporate debt securities. The portfolio managers of the team are as follows:

Reema Agarwal, CFA   Senior Vice President of Advisers
Ms. Agarwal has been a portfolio manager of the Fund since January 2019, providing research and advice on the purchases and sales of individual securities, and portfolio risk assessment. She joined Franklin Templeton in 2004.

Justin Ma, CFA  Portfolio Manager of Advisers
Mr. Ma has been a portfolio manager of the Fund since 2013, providing research and advice on the purchases and sales of individual securities, and portfolio risk assessment. He joined Franklin Templeton in 2006.

Margaret Chiu, CFA  Portfolio Manager of Advisers
Ms. Chiu has been a portfolio manager of the Fund since March 2019, providing research and advice on the purchase and sales of individual securities, and portfolio risk assessment. She joined Franklin Templeton in 2012.

CFA® and Chartered Financial Analyst® are trademarks owned by CFA Institute.

Ms. Agarwal and Mr. Ma portfolio managers of the Fund are jointly and primarily responsible for the day-to-day management of the Fund’s portfolio. They have equal authority over all aspects of the Fund’s investment portfolio, including, but not limited to, purchases and sales of individual securities, portfolio risk assessment, and the management of daily cash balances in accordance with anticipated investment management requirements. The degree to which each portfolio manager may perform these functions, and the nature of these functions, may change from time to time. Ms. Chiu provides research and advice on the purchase and sales of individual securities, and portfolio risk assessment.

1

IV.  Effective March 1, 2019, the listed portfolio managers of Franklin Middle Tier Floating Rate Fund and Franklin Lower Tier Floating Rate Fund in “Item 10(a)(2). Management, Organization, and Capital Structure – Portfolio Manager” section of Part A is replaced with the following:

The Fund is managed by a team of dedicated professionals focused on investments in income-producing floating interest rate corporate loans and corporate debt securities. The portfolio managers of the team are as follows:

Reema Agarwal, CFA   Senior Vice President of Advisers
Ms. Agarwal has been a portfolio manager of the Fund since January 2019, providing research and advice on the purchases and sales of individual securities, and portfolio risk assessment. She joined Franklin Templeton in 2004.

Justin Ma, CFA  Portfolio Manager of Advisers
Mr. Ma has been a portfolio manager of the Fund since 2013, providing research and advice on the purchases and sales of individual securities, and portfolio risk assessment. He joined Franklin Templeton in 2006.

Alex G. Yu, CFA  Portfolio Manager of Advisers

Mr. Yu has been a portfolio manager of the Fund since 2016, providing research and advice on the purchases and sales of individual securities, and portfolio risk assessment. He joined Franklin Templeton Investments in 2005.

Margaret Chiu, CFA  Portfolio Manager of Advisers
Ms. Chiu has been a portfolio manager of the Fund since March 2019, providing research and advice on the purchase and sales of individual securities, and portfolio risk assessment. She joined Franklin Templeton in 2012.

CFA® and Chartered Financial Analyst® are trademarks owned by CFA Institute.

Ms. Agarwal and Messrs. Ma and Yu portfolio managers of the Fund are jointly and primarily responsible for the day-to-day management of the Fund’s portfolio. They have equal authority over all aspects of the Fund’s investment portfolio, including, but not limited to, purchases and sales of individual securities, portfolio risk assessment, and the management of daily cash balances in accordance with anticipated investment management requirements. The degree to which each portfolio manager may perform these functions, and the nature of these functions, may change from time to time. Ms. Chiu provides research and advice on the purchase and sales of individual securities, and portfolio risk assessment.

Part B provides additional information about the portfolio managers' compensation, other accounts that they manage and their ownership of Fund shares.

Please keep this supplement with your Part A for future reference.

2

FRANKLIN FLOATING RATE MASTER TRUST

File Nos. 811-09869

PART C

OTHER INFORMATION

Item 28. Exhibits.

The following exhibits are incorporated by reference to the previously filed document indicated below, except as noted:

(a)	Agreement and Declaration of Trust

(i)

Amended and Restated Agreement and Declaration of Trust of Franklin Floating Rate Master Trust, a Delaware statutory trust, dated May 18, 2018

Filing: Amendment No. 32 to the Registration Statement on Form N-1A

File No. 811-09869

Filing Date: November 30, 2018

(b)	By-Laws

(i)

Third Amended and Restated By-Laws of Franklin Floating Rate Master Trust, a Delaware Statutory Trust effective as of May 18, 2018

Filing: Amendment No. 32 to the Registration Statement on Form N-1A

File No. 811-09869

Filing Date: November 30, 2018

(c)	Instruments Defining Rights of Security Holders

(i) Amended and Restated Agreement and Declaration of Trust

(a) Article III, Shares
(b) Article V, Shareholders' Voting Powers and Meetings
(c) Article VI, Net Asset Value; Distributions; Redemptions; Transfers
(d) Article VIII, Certain Transactions - Section 4
(e) Article X, Miscellaneous – Section 4

(ii) Amended and Restated By-Laws

(a) Article II – Meetings of Shareholders
(b) Article VI, Records and Reports – Section 1,2 and 3
(c) Article VII, General Matters: - Sections 3, 4, 6, 7
(d) Article VIII, Amendment – Section 1

(iii) Part B: Statement of Additional Information – Item 22

(d)	Investment Advisory Contracts

(i)

Amended and Restated Investment Advisory Agreement between the Registrant, on behalf of Franklin Floating Rate Master Series, and Franklin Advisers, Inc. dated March 1, 2015

Filing: Amendment No. 22 to the Registration Statement on Form N-2

File No. 811-09869

Filing Date: June 30, 2015

(ii)

Investment Management Agreement between Registrant on behalf of Franklin Middle Tier Floating Rate Fund and Franklin Advisers, Inc. dated September 15, 2015

Filing: Amendment No. 23 to the Registration Statement on Form N-1A

File No. 811-09869

Filing Date: November 4, 2015

(iii)

Investment Management Agreement between Registrant on behalf of Franklin Lower Tier Floating Rate Fund and Franklin Advisers, Inc. dated September 15, 2015

Filing: Amendment No. 23 to the Registration Statement on Form N-1A

File No. 811-09869

Filing Date: November 4, 2015

(e)	Underwriting Contracts

Not Applicable

(f)	Bonus or Profit Sharing Contracts

Not Applicable

(g)	Custodian Agreements

(i) Master Custody Agreement between the Registrant and The Bank of New York Mellon dated February 16, 1996 Filing: Registration Statement on Form N-2 File No. 811-09869 Filing Date: March 24, 2000

(ii)

Amendment dated May 7, 1997 to Master Custody Agreement between the Registrant and The Bank of New York Mellon dated February 16, 1996

Filing: Registration Statement on Form N-2

File No. 811-09869

Filing Date: March 24, 2000

(iii)

Amendment dated February 27, 1998 to Master Custody Agreement between the Registrant and The Bank of New York Mellon dated February 16, 1996

Filing: Registration Statement on Form N-2

File No. 811-09869

Filing Date: March 24, 2000

(iv)

Amendment dated June 1, 2018 to Exhibit A of the Master Custody Agreement dated February 16, 1996 between the Registrant and The Bank of New York Mellon

Filing: Amendment No. 32 to the Registration Statement on Form N-1A

File No. 811-09869

Filing Date: November 30, 2018

(v)

Amendment dated May 16, 2001 to Master Custody Agreement dated February 16, 1996 between the Registrant and The Bank of New York Mellon

Filing: Amendment No. 3 to the Registration Statement on Form N-2

File No. 811-09869

Filing Date: November 29, 2001

(vi)

Amendment dated June 1, 2018 to Schedule 1 of the Amendment dated May 16, 2001, to Master Custody Agreement dated February 16, 1996 between Registrant and The Bank of New York Mellon

Filing: Amendment No. 32 to the Registration Statement on Form N-1A

File No. 811-09869

Filing Date: November 30, 2018

(vii)

Amended and Restated Foreign Custody Manager Agreement dated May 16, 2001 between the Registrant and The Bank of New York Mellon

Filing: Amendment No. 3 to the Registration Statement on Form N-2

File No. 811-09869

Filing Date: November 29, 2001

(viii)

Amendment dated January 27, 2017 to Schedule 1 of the Foreign Custody Manager Agreement between the Registrant and The Bank of New York Mellon

Filing: Amendment No. 30 to the Registration Statement on Form N-1A

File No. 811-09869

Filing Date: November 30, 2017

(ix)

Amendment dated November 19, 2014 to Schedule 2 of the Foreign Custody Manager Agreement dated May 16, 2001 between the Registrant and The Bank of New York Mellon

Filing: Amendment No. 21 to the Registration Statement on Form N-1A

File No. 811-09869

Filing Date: November 26, 2014

(x) Terminal Link Agreement dated February 16, 1996 between the Registrant and The Bank of New York Mellon Filing: Registration Statement on Form N-2 File No. 811-09869 Filing Date: March 24, 2000

(xi)

Amendment dated June 1, 2018 to Exhibit A of the Terminal Link Agreement dated February 16, 1996 between the Registrant and The Bank of New York Mellon

Filing: Amendment No. 32 to the Registration Statement on Form N-1A

File No. 811-09869

Filing Date: November 30, 2018

(h)	Other Material Contracts

(i)

Amended and Restated Transfer Agent and Shareholder Services Agreement dated November 1, 2017 between the Registrant, on behalf of Franklin Floating Rate Master Trust, and Franklin Templeton Investors Services, LLC

Filing: Amendment No. 30 to the Registration Statement on Form N-1A

File No. 811-09869

Filing Date: November 30, 2017

(ii)

Subcontract for Fund Administrative Services between Franklin Advisers, Inc. and Franklin Templeton Services, LLC dated May 1, 2014

Filing: Amendment No. 21 to the Registration Statement on Form N-1A

File No. 811-09869

Filing Date: November 26, 2014

(iii)

Subcontract for Fund Administrative Services on behalf of Franklin Middle Tier Floating Rate Fund and Franklin Lower Tier Floating Rate Fund between Franklin Advisers, Inc. and Franklin Templeton Services, LLC dated September 15, 2015

Filing: Amendment No. 23 to the Registration Statement on Form N-1A

File No. 811-09869

Filing Date: November 4, 2015

(iv)

Placement Agent Agreement between the Registrant on behalf of Franklin Middle Tier Floating Rate Fund and Franklin Lower Tier Floating Rate Fund and Franklin Templeton Financial Services, Inc. dated September 15, 2015

Filing: Amendment No. 23 to the Registration Statement on Form N-1A

File No. 811-09869

Filing Date: November 4, 2015

(i)	Legal Opinion

Not Applicable

(j)	Other Opinions

Not Applicable

(k)	Omitted Financial Statements

Not Applicable

(l)	Initial Capital Agreements

(i) Letter of Understanding dated March 24, 2000 from Franklin Resources, Inc. Filing: Amendment No. 1 to the Registration Statement on Form N-2 File No. 811-09869 Filing Date: May 15, 2000

(ii) Letter of Understanding dated March 24, 2000 from Templeton Investment Counsel, Inc. Filing: Amendment No. 1 to the Registration Statement on Form N-2 File No. 811-09869 Filing Date: May 15, 2000

(m)	Rule 12b-1 Plan

Not Applicable

(n)	Rule 18f-3 Plan

Not Applicable

(p)	Code of Ethics

(i) Code of Ethics dated May 1, 2013 Filing: Amendment No. 20 to the Registration Statement on Form N-1A File No. 811-09869 Filing Date: September 29, 2014

(q)	Power of Attorney

(i) Power of Attorney dated June 13, 2013 Filing: Amendment No. 19 to the Registration Statement on Form N-1A File No. 811-09869 Filing Date: November 27, 2013

(ii) Power of Attorney dated October 1, 2014 – Mary C. Choksi Filing: Amendment No. 21 to the Registration Statement on Form N-1A File No. 811-09869 Filing Date: November 26, 2014

(iii) Power of Attorney dated May 23, 2017 for Matthew T. Hinkle Filing: Amendment No. 30 to the Registration Statement on Form N-1A File No. 811-09869 Filing Date: November 30, 2017

(iv) Power of Attorney dated March 30, 2018 for Terrence J. Checki Filing: Amendment No. 32 to the Registration Statement on Form N-1A File No. 811-09869 Filing Date: November 30, 2018

Item 29.  Persons Controlled by or Under Common Control with the Fund

None

Item 30.  Indemnification

The Amended and Restated Agreement and Declaration of Trust (the "Declaration") provides that any person who is or was a Trustee, officer, employee or other agent, including the underwriter, of such Trust shall be liable to the Trust and its shareholders only for (1) any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing, or (2) the person's own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person (such conduct referred to herein as Disqualifying Conduct) and for nothing else. Except in these instances and to the fullest extent that limitations of liability of agents are permitted by the Delaware Statutory Trust Act (the "Delaware Act"), these Agents (as defined in the Declaration) shall not be responsible or liable for any act or omission of any other Agent of the Trust or any investment adviser or principal underwriter. Moreover, except and to the extent provided in these instances, none of these Agents, when acting in their respective capacity as such, shall be personally liable to any other person, other than such Trust or its shareholders, for any act, omission or obligation of the Trust or any trustee thereof.

The Trust shall indemnify, out of its property, to the fullest extent permitted under applicable law, any of the persons who was or is a party, or is threatened to be made a party to any Proceeding (as defined in the Declaration) because the person is or was an Agent of such Trust. These persons shall be indemnified against any Expenses (as defined in the Declaration), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the Proceeding if the person acted in good faith or, in the case of a criminal proceeding, had no reasonable cause to believe that the conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or plea of nolo contendere or its equivalent shall not in itself create a presumption that the person did not act in good faith or that the person had reasonable cause to believe that the person's conduct was unlawful. There shall nonetheless be no indemnification for a person's own Disqualifying Conduct.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to Trustees, officers and controlling persons of the Trust pursuant to the foregoing provisions, or otherwise, the Trust has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Trust of expenses incurred or paid by a Trustee, officer or controlling person of the Trust in the successful defense of any action, suit or proceeding) is asserted by such Trustee, officer or controlling person in connection with securities being registered, the Trust may be required, unless in the opinion of its counsel the matter has been settled by controlling precedent, to submit to a court or appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 31.  Business and Other Connections of the Investment Adviser

The officers and directors of Franklin Advisers, Inc., (Advisers), Registrant's investment manager, also serve as officers and/or directors/trustees for (1) Advisers' corporate parent, Franklin Resources, Inc., and/or (2) other investment companies in Franklin Templeton Investments. For additional information please see Part B and Schedules A and D of Form ADV of Advisers (SEC File 801-26292), incorporated herein by reference, which sets forth the officers and directors of Advisers and information as to any business, profession, vocation or employment of a substantial nature engaged in by those officers and directors during the past two years.

Item 32.  Principal Underwriters

Not Applicable

Item 33.  Location of Accounts and Records

The accounts, books or other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 are kept by the Fund at One Franklin Parkway, San Mateo, CA  94403-1906 or its shareholder service agent, Franklin Templeton Investor Services LLC, at 3344 Quality Drive, Rancho Cordova, CA 95670-7313.

Item 34.  Management Services

There are no management-related service contracts not discussed in Part A or Part B.

Item 35.  Undertakings

Not Applicable

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, and the State of California, on the 21st day of February, 2019.

FRANKLIN FLOATING RATE MASTER TRUST

(Registrant)

By: /s/STEVEN J. GRAY

Steven J. Gray

Vice President and Co-Secretary

FRANKLIN FLOATING RATE MASTER TRUST

REGISTRATION STATEMENT

EXHIBITS INDEX

EXHIBIT NO.	DESCRIPTION

None